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                                                                       Exhibit 23

                    Consent of Independent Public Accountants

      As independent public accountants, we hereby consent to the incorporation by reference of our reports dated May 11, 1999 (except with respect to the matters discussed in Note 18, as to which the date is June 1, 1999), included in or incorporated by reference into ThermoRetec Corporation's Annual Report on Form 10-K for the fiscal year ended April 3, 1999, and into the Company's previously filed Registration Statements as follows: Registration Statement No. 33-92058 on Form S-8, Registration Statement No. 33-85368 on Form S-8, Registration
Statement No. 33-85370 on Form S-8, Registration Statement No. 33-85374 on Form S-8, Registration Statement No. 33-85372 on Form S-8, Registration Statement No. 333-00062 on Form S-3, Registration Statement No. 33-80747 on Form S-8, Registration Statement No. 33-80515 on Form S-8, Registration Statement No. 33-81226 on Form S-3D, Registration Statement No. 333-35373 on Form S-3, Registration Statement No. 333-33341 on Form S-3D, and Registration Statement
No. 333-75051 on Form S-3D.



                                                             Arthur Andersen LLP



Boston, Massachusetts
June 7, 1998


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